BACAP DISTRIBUTORS, LLC

                                       and

                     BANC OF AMERICA CAPITAL MANAGEMENT, LLC


                                 CODE OF ETHICS


                                February 27, 2004

This Code of Ethics sets forth rules adopted by BACAP Distributors, LLC and Banc of America Capital Management, LLC regarding the personal investment, trading and certain other related activities of those Bank of America associates who have or will be determined, by the Management of Distributors/BACAP, to be Covered Persons within the meaning of the Code.

Covered Persons should also read and be familiar with Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading". That Code includes many further important conflict of interest policies applicable to all Bank of America associates, including policies on insider trading. It is available on the intranet links portion of Bank of America's intranet homepage. To obtain a copy, you also may call the DISTRIBUTORS/BACAP Compliance Department at (704) 388-3300.

     Remember: Covered Persons must comply with both this Code and Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading."


DISTRIBUTORS/BACAP Management has charged the firms' Compliance Department with the responsibility for administering this Code on a regular basis. Should you, at any time, require any assistance in understanding and/or applying the Code to your personal circumstances, the Compliance Department would welcome your call directed to department staff at (704) 388-3300.

I.   INTRODUCTION

     A.   Definitions

This Code uses defined terms, such as DISTRIBUTORS/BACAP Advised Account and Covered Security. These terms are defined in Section III of the Code and, for your convenience, have been capitalized and italicized throughout this document.

     B.   Why This Code Applies To You

Upon careful consideration, DISTRIBUTORS/BACAP Management has determined that this Code should apply to you due to the special duties you owe -- by reason of your employment at Bank of America -- to the shareholders or other owners of various DISTRIBUTORS/BACAP Advised Accounts. In making this determination, and the related determination of whether you are also an Access Person or Investment Person under the Code, Management has effectively further designated what provisions of this Code will and will not apply to you. Accordingly, as you read and work with the Code, remember whether you have also been designated as being an "Access Person" or "Investment Person". (All associates who officially receive a copy of this Code from Compliance should view themselves as being "Covered Persons" as that term is used herein.)

               Note: Access Persons under this Code who have also been designated as having the same (i.e., "access" personnel) status under the separate code of ethics adopted by the Nations Funds family of investment companies are reminded that their personal investing and trading conduct must conform with the important minimum antifraud standards set forth in SEC Rule 17j-1(b) under the Investment Company Act of 1940.

                    (The text of this SEC rule is included as "Attachment A" of this Code).

               Since violations of these standards could result in the imposition of significant civil injunctive, administrative (including monetary penalty) and even criminal sanctions by the SEC or federal courts, one of the principal purposes of this Code is to establish policies and procedures within DISTRIBUTORS/BACAP which, if complied with, will help these associates ensure that their personal investing and trading activities will not lightly be called into question under this rule.

     C.   Summary

This Code generally requires that all Covered Persons:

     o Place the interests of DISTRIBUTORS/BACAP Advised Accounts first when engaging in personal investment or trading activity. (See p. 4)

     o Conduct your personal investment and trading activity in a manner that will minimize potential conflicts of interest between your interests and those of the owners of any DISTRIBUTORS/BACAP Advised Account. (See p. 4)

     o Honor your position of trust and responsibility with DISTRIBUTORS/BACAP by refraining from making inappropriate use of any proprietary or other confidential information you may acquire in the course of your employment here. (See p. 4)

     o Furnish written acknowledgement of coverage under, and annual certification of compliance with, this Code.


In addition, this Code requires that all Access Persons (including all Investment Persons):

     o Furnish quarterly certifications of compliance with the Code. (See p. 5)

     o Maintain securities accounts only with those broker-dealer firms which have been approved, for this purpose, by DISTRIBUTORS/BACAP Management. (See p. 5)

     o Arrange to have duplicate copies of trade confirmations and periodic account statements timely forwarded by your broker or Mutual Fund to Bank of America Compliance Risk Management. (See p. 6)

     o Avoid acquiring -- or, in certain cases, receive approval to acquire -- Beneficial Ownership of three special types of securities. (See p. 6)

     o Obtain advance approval before acting as an officer or director of a public company, or participating in an investment club. (See p. 6)

     o Avoid profiting from short-term trades in Covered Securities and in shares ofMutual Funds other than Excluded Funds. (See p. 7)

          o Avoid trading (subject to several stated exceptions) in a Covered Security the same day when a DISTRIBUTORS/BACAP Advised Account has pending an order to trade the same or similar security. (See pp. 7-9)

          o Preclear personal trades of Covered Securities and sales of shares of Mutual Funds other than Excluded Funds (subject, again, to several stated exceptions). (See pp. 9-10)

          o Refrain from knowingly placing trades in any mutual fund after it closes while obtaining that day's price for the fund shares (See p. 12)

     Finally, the Code requires that all Investment Persons:

          o Avoid trading in a Covered Security within seven days of a trade by a DISTRIBUTORS/BACAP Advised Account trade in the same or similar security. (See pp. 7-9)

II.  RULES AND POLICIES OF CONDUCT

     A.   Statement Of Principles

     1.   Your Core Duties

All Covered Persons are expected to observe the highest professional and ethical standards. This means that you must, at all times -- and especially when engaging in personal investment and trading activity:

          o place the interests of shareholders and other owners of all DISTRIBUTORS/BACAP Advised Accounts ahead of your own; and

          o act in a manner whereby no actual or apparent conflict may be seen as having arisen between your interests and those of shareholders and other owners of all DISTRIBUTORS/BACAP Advised Accounts.

You have a position of trust and responsibility. You will have violated this Code if you take inappropriate advantage of this position by, for example, misusing any proprietary or other confidential information gained from your employment with Bank of America.

These standards of personal conduct apply to personal trading in all securities, including mutual fund securities , whether or not they are shares of a fund advised by BACAP or a third party adviser.

     2.   Your Investments

BACAP encourages long-term investment strategies that entail an appropriate level of risk. BACAP discourages short-term speculative trading, which, among other things, may detract from time that should be spent on your duties as a BACAP associate. Long term investing in mutual funds is strongly encouraged.

You should apply the same principles that govern your non-retirement investing to managing your 401(k) account and other retirement accounts. That is; you should engage in long-term rather than short-term trading.

All of your investing, whether it is in mutual funds or individual securities, in retirement or non-retirement accounts shall be in compliance with this Code of Ethics, and Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading".

Finally, short term trading of mutual funds securities of any sort is strictly prohibited unless such funds are designed to permit such trading. These funds are defined for purposes of this Code as Excluded Funds. Examples of funds normally designed for such trading include money market funds, certain short-term fixed income funds and exchange-traded funds.

     B.   Specific Requirements

     1.   Reporting and Brokerage Firm Requirements

Certifications: All Covered Persons must complete, sign and submit to Corporate
Compliance:

     o an Initial Certification to your understanding of the Code no later than 10 days after notification of their being deemed a "Covered Person" under this Code; and

     o an Annual Certification of compliance with the Code within 15 days after the end of each calendar year.

In addition, all Access Persons are also required to similarly submit to Corporate Compliance:

     o a Quarterly Certification of compliance with the Code no later than 10 days after the end of each calendar quarter.

Note: In addition to the listed certifications, DISTRIBUTORS/BACAP Management may, in appropriate cases, require that specific Covered Persons furnish -- for review by the Compliance Officer, appropriate members of his/her staff, and, if necessary, Management -- copies of further records or other documents relating to personal investment or trading activity. In some cases, the requested items may include joint, individual and/or other income tax returns or records (e.g., Schedule D to Form 1040).

Approved Broker-dealers. Access Persons are permitted to maintain securities accounts with only broker-dealers or other entities which shall be identified, from time to time, by DISTRIBUTORS/BACAP Management and Compliance. Access Persons may be required to hold all Mutual Funds in an account at a designated broker.

                    Note: Exceptions to this policy may be granted in unique circumstances upon approval by Compliance.

Between filing deadlines for their Quarterly Certifications, Access Persons are also required to promptly inform the Compliance Officer, in writing, of any changes in their broker-dealer(s) of record.

Duplicate Confirmations and Account Statements. Access Persons are to direct their broker(s) to timely forward duplicate copies of all trade confirmations and periodic account statements to the attention of "Bank of America Compliance Risk Management" at: NC1-002-32-25

                             101 South Tryon Street
                                   32th Floor
                               Charlotte, NC 28255

     2.   Special Investment Restrictions

Access Persons may not:

     o acquire -- absent advance written approval from Compliance -Beneficial Ownership of securities of any Closed-end Fund advised by Bank of America; or

     o acquire -- absent advance written approval from Compliance -- Beneficial Ownership of securities in a Private Placement or Initial Public Offering.

     3.   Other Activity Restrictions

     (a)  Officerships and Directorships

An Access Person may not serve as an officer or director of any publicly held company, other than Bank of America, without first receiving written approval from Compliance.

     (b)  Participation in Investment Clubs

Access Persons (including with respect to assets that are beneficially owned by the Access Person) may participate in private investment clubs or other similar groups only upon advance written approval from the Compliance Officer, subject to such terms and conditions as the Compliance Officer may determine to impose.

     4.   Bank of America Corporation's Further Requirements

All Covered Persons must also comply with Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading." Currently, you can find this document under "Code of Ethics" on the intranet links portion of Bank of America's intranet homepage. You can also contact the Compliance Department for a copy.

     5.   Short-Term Trading

Covered Securites:
------------------

Access Persons may not profit from the purchase and sale, or sale and purchase (e.g., short-selling), of the same or similar Covered Securities within 60 calendar days of one another.

               Note: This restriction applies regardless of whether:

                    o the pertinent securities are contemporaneously held in any DISTRIBUTORS/BACAP Advised Account; or

                    o the pertinent transaction(s) have been precleared, or are exempt from preclearance as "de minimis" transactions under the Code.

                               For an explanation of the concept of "similar" Covered Securities, see the definition of this italicized term at page 17 of the Code.

Mutual Funds:
-------------

Access Persons may not engage in any purchase and sale in the same shares in a Mutual Fund or a similar investment that occurs within 60 days of one another. This provision does not apply to any Excluded Fund.

Exceptions
----------

Compliance may, in its discretion, except individual transactions warranting relief from the prohibition of this section in cases where:

(i) the subject Access Person demonstrates that a bona fide and sufficient personal or family economic hardship exists; or

(ii) in other appropriate circumstances.

     6.   Blackout Periods

General Requirement:
--------------------

     ("Same-day/pending-order" restriction)

          Access Persons may not trade in a Covered Security on any day when a DISTRIBUTORS/BACAP Advised Account has pending a buy or sell order in the same or a similar security.

Additional Requirement For Investment Persons:
----------------------------------------------

Investment Persons may not trade in a Covered Security within seven calendar days before, or seven calendar days after, a DISTRIBUTORS/BACAP Advised Account with which they or their team are regularly associated executes a trade in the same or a similar security.

Exceptions:
-----------

     i. Automatic investment programs. The foregoing blackout restrictions do not apply to automatic investments and reinvestments in dividend investment plans or so-called "basket" or "folio" investment programs. As with preclearance, this exception does not extend, however, to any optional or otherwise discretionary investments, nor to sales of securities held in any such plans or programs.

     ii. Trades matching with passive index accounts. The foregoing blackout restrictions do not apply to personal transactions which would otherwise be matched, under either or both restrictions, to a trade within a DISTRIBUTORS/BACAP Advised Account which principally follows a passive investment strategy of attempting to replicate the performance of a stated investment index.

               Note: Not included within the notion of a "passive" strategy are DISTRIBUTORS/BACAP Advised Accounts which pursue an "enhanced index" or other partially active investment management strategy.

     iii. "De minimis" transactions. Access Persons may -- notwithstanding the foregoing "same-day/pending-order" restriction -- engage in personal transactions, provided the transaction at issue complies:

               First, with the following issuer capitalization and transaction size requirements:

               o The total market capitalization of the issuer of the Covered Security must exceed $1 billion.

               o The value of the transaction may not exceed $10,000 (excluding commissions and other transaction expenses).

                    Notes: For purposes of the transaction size requirement:

                    o Multiple transactions in the same Covered Security within seven (7) calendar days of one another will be treated as a single transaction.

                    o Purchases and sales in the same Covered Security are not to be netted against one another, and will also be subject to the short-term profit prohibition of Section II.B.5 of the Code.

               And

               Second, with the proviso that Investment Persons may not rely upon this exception if the further 14-day blackout restriction to which they are subject (see p. 8) prohibits the transaction.

     iv. Bank of America stock and option transactions. Transactions in Bank of America common stock, or in options to purchase Bank of America common stock, are not subject to either blackout restriction.

     7.   Preclearance of Securities Transactions

General Rule: Before an Access Person may trade in a Covered Security, he or she must request and receive approval of the transaction from the Compliance Officer.

                    Notes: If you are precleared, and wish to act upon this approval, you must execute the requested trade by the date and time indicated by the Compliance Officer -- usually close of trading the day you receive the preclearance, or the next trading day.

                    Preclearance of a trade does not ensure that the trade complies with all provisions of this Code. For example, if you preclear and effect the sale of a Covered Security which you purchased, at a lower price, within the previous 60 days, the sale transaction would ordinarily violate the short-term profit prohibition of Section II.B.5 of this Code (see p. 7) notwithstanding its preclearance by the Compliance Officer.

Exceptions to Preclearance:
---------------------------

i. Automatic investment programs. You do not need to preclear automatic investments and reinvestments in dividend investment plans or so-called "basket" or "folio" investment programs. This exception does not extend, however, to any optional or otherwise discretionary investments, nor to sales of securities held in any such plans or programs.

ii. "De minimis" transactions. Preclearance is not required to be sought by Access Persons who are not also Investment Persons for transactions within the "de minimis" exception of Section II.B.6 (see pp. 8-9) of the Code.

iii. Preclearance is required for Investment Persons in all circumstances except in accordance with the automatic investment program outlined above.

iv. Bank of America stock and option transactions. You do not need to preclear any transaction in Bank of America common stock, or in options to purchase Bank of America common stock.

Mutual Funds
------------

You must preclear any sale in a Mutual Fund or other similar investment other than an Excluded Fund.

     Exception:
     ----------

     You do not need to preclear automatic investments including automatic investment programs and reinvestments in dividend investment plans This exception does not extend, however, to any optional or otherwise discretionary investments, nor to sales of securities held in any such plans or programs.

     8.   What is "Beneficial Ownership"?

This Code applies to all securities in which a Covered Person has Beneficial Ownership.

Generally, you have Beneficial Ownership of any security in which you have a direct or indirect "pecuniary interest." In addition to any security that you own directly (either individually or jointly), you will be deemed to have a pecuniary interest in, and thus Beneficial Ownership of, any security held in an account over which you exercise investment control, as well as any security held in the name of your spouse, your domestic partner, your children that are minors, and your adult children that live in your home.

               Notes: Covered Persons have a personal, non-delegable obligation to duly determine all Covered Securities as to which they have, or share with other persons, Beneficial Ownership.

               In making these determinations, Covered Persons should take care to note that the Code applies to:

               o Covered Securities in which you have an indirect Beneficial Ownership interest (e.g., by way of "pecuniary interests" in a trust, estate, partnership or corporation),

               as well as

               o Covered Securities in which you have (or share, with other persons) a direct Beneficial Ownership interest.

               The Compliance Officer may exempt securities in which you have Beneficial Ownership from some or all provisions of this Code if he or she determines that you hold the securities in an account over which neither you nor any other Access Person has any direct or indirect influence or control.

If you have any doubts or questions as to whether you have, have had or are about to acquire Beneficial Ownership of any given security or security account, you are encouraged to consult with the Compliance Officer.

     9.   Late Trading

No Access Person shall knowingly engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.

     C.   Violations

If you violate this Code, among other sanctions, you may be censured or your employment with Bank of America suspended or terminated. You also may be required to divest to a charity the profits you made on any transactions that violate this Code.

You have violated this Code if you:

     o    take inappropriate advantage of your employment position;

     o    fail to comply with the Code's specific requirements; or

     o take actions that the Code may not specifically prohibit, but which have the effect of accomplishing a prohibited transaction.

For example, you may not:

     o    engage in a futures strategy;

     o    purchase or sell options; or

     o    purchase or sell convertible or exchangeable securities

in a transaction that has the economic effect of accomplishing a transaction prohibited by this Code.

     D.   Compliance Monitoring

DISTRIBUTORS/BACAP Management wishes to emphasize that Compliancewill be responsible for monitoring Covered Person reported trades and brokerage account activity irrespective of the stated personnel, time frame or advised account parameters indicated in the Code. The goal of this broadened monitoring is to identify patterns of conduct that may evidence apparent breaches of the core professional and ethical standards and duties cited in Section II.A.1 of the Code.

For example, personal trades placed, by any Covered Person, barely and repeatedly outside the overall 15 calendar day Investment Person blackout restriction "window" would be viewed, by Management, as warranting in-depth follow through with all involved associates. Such conduct, and other similar practices are and will be treated as being violative of the high professional and ethical conduct standards which all Covered Persons are deemed to have subscribed to as Bank of America associates.

     E.   Code Administration

DISTRIBUTORS/BACAP Management has charged Compliance with the responsibility of attending to the day-to-day administration of this Code. Compliance will provide DISTRIBUTORS/BACAP Management with monthly reports that will include all violations noted during the monthly review process. The monthly report will include associate name, job title, manager name, description of the violation and a record of sanction to be imposed (see p. 12). Material violations will be communicated to the board of directors or trustees of any investment company managed by BACAP at least annually as required by Rule 17j-1 under the Investment Company Act of 1940 and more frequently as requested by the board.
In discharging their duties under the Code duty, Compliance may, subject to such pre-approval or ratification processes as Management may require:

     (i) grant exemptive or other relief from the Code's standing provisions to, and/or

     (ii) override standing exemptive provisions, or impose additional constraints upon such Covered Persons as Compliance finds necessary, appropriate and consistent with the goals and purposes of the Code.

III. DEFINITIONS

Term                              Meaning
----                              -------

Access Person                     Any Bank of America associate whom the
                                  DISTRIBUTORS/BACAP Management deems to be an Access Person. In making these designations, Management intends that this group will be no less inclusive than is required by applicable
                                  SEC rules, and may well include additional associates whom Management determines warrant treatment as Access Persons pursuant to this Code.

                                  For purposes of illustration only, and without meaning to exhaustively describe all associates who will be so designated, Management intends to designate, as Access Persons, all Bank of America associates who, in connection with their regular employment functions or duties,

                                        o    make,

                                        o    participate in,

                                        o    determine which recommendations
                                             shall be made, or

                                        o    obtain information regarding

                                  investment advisory recommendations to, or purchases or sales of Covered Securities by, any one or more BACAP/ BAA Advised Accounts.

DISTRIBUTORS                      BACAP Distributors, LLC

BACAP, LLC                        Banc of America Capital Management, LLC

DISTRIBUTORS/BACAP                Either, or both, BACAP, LLC and/or BACAP
                                  Distributors, LLC.

DISTRIBUTORS/BACAP                Any investment account -- including, without
Advised Account                   limitation, any registered or unregistered
                                  investment company or fund -- for which BACAP
                                  Distributors, LLC and/or BACAP, LLC has been retained to act as investment adviser or sub-adviser.

Bank of America                   Bank of America Corporation, and/or any
                                  subsidiary of Bank of America Corporation

Beneficial                        Ownership Generally, a person has Beneficial
                                  Ownership of securities if he or she has a direct or indirect pecuniary interest in the securities. Specifically, Beneficial Ownership has the same meaning as set forth in Section
                                  16 of -- and, in particular, Rule 16a-1(a)(2) under -- the Securities Exchange Act of 1934.

                                             Note: The DISTRIBUTORS/BACAP
                                             Compliance Department stands ready
                                             to assist Covered Persons to
                                             determine whether or not they have
                                             Beneficial Ownership of any given
                                             security or security account.

Closed-end Fund                   A management investment company registered
                                  under the Investment Company Act of 1940 whose shares are publicly traded on a secondary market.

Compliance                        Members of the Corporate Risk Management
                                  Department supporting Distributors/BACAP.

Covered Person                    All Bank of America associates who receive
                                  official notice of coverage under this Code of Ethics from the Compliance Officer.
                                  Specifically, all Bank of America associates:

                                  (a)    whose employment responsibilities
                                         regularly involve the investment
                                         advisory business of
                                         DISTRIBUTORS/BACAP, and

                                  (b) who have received official notification from the Compliance Officer that their personal investment, trading and, if applicable, other related activities are deemed, by DISTRIBUTORS/BACAP Management, to warrant coverage under this Code.

                                             Note:    Covered Persons include:

                                             o   Access Persons;

                                             o   Investment Persons (each of
                                                 whom is also an Access Person);
                                                 and

                                             o   such other Bank of America
                                                 associates as
                                                 DISTRIBUTORS/BACAP Management
                                                 determines should fairly be
                                                 expected to conform certain
                                                 aspects of their conduct to
                                                 pertinent provisions of this
                                                 Code.

Covered Security                  A "security" for purposes of the Investment
                                  Company Act of 1940. Covered Securities
                                  therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants and rights, among other instruments.

                                  Excluded from the definition of Covered
                                  Security are:

                                        o    shar es of Mutual Funds;

                                        o    bank certificates of deposit,
                                             commercial paper, bankers'
                                             acceptances and high quality,
                                             short-term debt instruments,
                                             including repurchase agreements;
                                             and

                                        o    direct U.S. government obligations
                                             and obligations of U.S. government
                                             agencies.

                                  Throughout this Code, reference is sometimes made to the notion of "similar" Covered Securities. By this the Code means to refer to different Covered Securities which, though technically distinct, tend -- upon investment or trading by the same person -- to enable the achievement of similar economic effects.

                                        o    Prime examples of "similar" Covered
                                             Securities would include a class of
                                             equity securities, as compared to:

                                             o    options, whether purchased or
                                                  written, regarding the same
                                                  class of securities; or

                                             o    other equity or fixed-income
                                                  securities of the same issuer
                                                  which are exchangeable for, or
                                                  convertible into, the  other
                                                  pertinent class of the
                                                  issuer's securities.

                                        o    See also, in this regard, the
                                             "Note" to "Attachment A" of the
                                             Code which highlights the same
                                             notion of similarity as to the
                                             personal trading provisions of SEC
                                             Rule 17j-1(b).

Initial Public Offering           Generally, a company's first offer of shares
                                  to the public. Specifically, an offering of securities registered under the Securities
                                  Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Person                 Any Bank of America associate whom
                                  DISTRIBUTORS/BACAP Management deems to be an Investment Person. Generally, associates who make actual investment decisions (e.g., portfolio managers), or who materially participate in the firms' investment decisonmaking or implementation processes
                                  (e.g., analysts, traders), will be deemed to be Investment Persons with respect to all DISTRIBUTORS/BACAP Advised Accounts as to which they are so associated.

                                             Note: Any associate designated as
                                             being an Investment Person pursuant
                                             to this Code will also have been
                                             designated as being an Access
                                             Person within the meaning of the
                                             Code.

Mutual Fund                       An open-end management or unit investment
                                  (as distinct from a Closed-end) investment company registered under the Investment
                                  Company Act of 1940, or any one or more series or portfolios of such a company.

Private Placement                 Generally, an offering of securities
                                  that is not offered to the public.
                                  Specifically, an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of
                                  1933.

                                 "ATTACHMENT A"

                        Per "Note" to Section I.B of the
                      Code of Ethics of DISTRIBUTORS/BACAP


                            Text of SEC Rule 17j-1(b)

It is unlawful for

     o    any affiliated person of . . . a Fund; or

     o    any affiliated person of an investment adviser of . . . a Fund in connection with the purchase or sale, directly or indirectly, by the person of a "Security Held or to be Acquired" by the Fund:

1.   To employ any device, scheme or artifice to defraud the Fund;

2.   To:

          o    make any untrue statement of a material fact to the Fund; or

          o omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

4.   To engage in any manipulative practice with respect to the Fund.


Note:


     For purposes of Rule 17j-1(b), "Security Held or to be Acquired" by a Fund means:

     (i) Any "Covered Security" (as defined at p. 17 of the DISTRIBUTORS/BACAP Code of Ethics) which, within the most recent 15 days:

          (A)  is or has been held by the Fund; or

          (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

     (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a "Covered Security" within the scope of clause (i) above.







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